UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

ALPHA TEKNOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40538	94-3368109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 Bert Drive

Hollister, CA 95023

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 637-1100

N/A

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TKNO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2023, the Board of Directors (the “Board”) of Alpha Teknova, Inc. (the “Company”) voted to appoint Ms. Martha J. Demski to serve as a member of the Board, effective August 31, 2023, to fill the vacancy created by the pending resignation from the Board of Mr. Robert E. McNamara, which will occur on the same day.

Ms. Demski will serve on the Board as a Class I Director until the Company’s 2025 annual meeting of stockholders. The Board has also voted to appoint Ms. Demski to serve as a member of the Compensation Committee of the Board (the “Compensation Committee”) and as Chair of the Audit Committee of the Board (the “Audit Committee”).

The Board decided upon Ms. Demski’s appointment after receiving a nomination and recommendation from the Board’s Nominating and Corporate Governance Committee. The Board has determined that Ms. Demski qualifies as “independent” in accordance with the applicable listing requirements of The Nasdaq Stock Market LLC (“NASDAQ”) and satisfies the independence requirements applicable to Audit Committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has also determined that Ms. Demski qualifies as an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission and can read and understand fundamental financial statements in accordance with applicable requirements.

Ms. Demski has extensive strategic and operational leadership expertise in biotech and finance. Ms. Demski has public company board expertise across various roles including as chair of the board of directors, audit committee chair, and compensation committee member, having served on the boards of several publicly traded companies, including Chimerix, Inc. (NASDAQ: CMRX), Equillium, Inc. (NASDAQ: EQ), and ADMA Biologics, Inc (NASDAQ: ADMA). Ms. Demski also has executive and operating experience at numerous companies, including as a chief financial officer and chief operating officer. In addition to her public company experience, Ms. Demski has served as a board member and advisor to various private companies and philanthropic organizations.

In accordance with the Company’s non-employee director compensation policy adopted in June 2021, as a non-employee director of the Company, Ms. Demski is initially entitled to receive cash compensation in the amount of $40,000 per year for her service on the Board, $20,000 per year for her service as Chair of the Audit Committee and $7,500 per year for her service on the Compensation Committee. In addition, following her start date, Ms. Demski will receive a grant of stock options to acquire shares of the Company’s common stock equal to 0.2% of shares outstanding at the time of grant, and one-third of the resulting number of shares subject to such option will vest on the first anniversary of the date of grant, with the remaining shares subject to the option vesting in equal monthly installments thereafter over 24 months, subject to Ms. Demski’s continuous service on the Board on each applicable vesting date.

The Company will also enter into an indemnity agreement with Ms. Demski in the same form as its standard form of indemnity agreement with its other directors.

There are no family relationships between Ms. Demski and any director or executive officer of the Company and she was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Ms. Demski has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA TEKNOVA, INC.
Date: August 14, 2023	By:	/s/ Stephen Gunstream
Stephen Gunstream
President and Chief Executive Officer